                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                          Settlement Date               3/31/99
                                          Determination Date            4/12/99
                                          Distribution Date             4/15/99






I.      All Payments on the Contracts                                                                                  7,409,514.23
II.     All Liquidation Proceeds on the Contracts with
        respect to Principal                                                                                             182,303.00
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                        111,304.71
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including
        Investment Earnings)                                                                                              35,949.51
VIII.   Transfers to the Pay-Ahead Account                                                                               (15,555.30)
IX.     Less:  Investment Earnings distributions                                                                               0.00
        (a)  To Sellers with respect to the Collection
             Account                                                                                                           0.00
        (b)  To Sellers with respect to the Pay-Ahead
             Account

Total available amount in Collection Account                                                                          $7,723,516.15
                                                                                                                     ==============

DISTRIBUTION AMOUNTS                                               Cost per $1000
-------------------------------------------                    ----------------------
1.   (a)  Class A-1 Note Interest Distribution                                                         0.00
     (b)  Class A-1 Note Principal Distribution                                                        0.00
          Aggregate Class A-1 Note Distribution                      0.00000000                                                0.00

2.   (a)  Class A-2 Note Interest Distribution                                                         0.00
     (b)  Class A-2 Note Principal Distribution                                                        0.00
          Aggregate Class A-2 Note Distribution                      0.00000000                                                0.00

3.   (a)  Class A-3 Note Interest Distribution                                                   214,104.30
     (b)  Class A-3 Note Principal Distribution                                                6,409,183.47
          Aggregate Class A-3 Note Distribution                    130.89501522                                        6,623,287.77

4.   (a)  Class A-4 Note Interest Distribution                                                   194,270.83
     (b)  Class A-4 Note Principal Distribution                                                        0.00
          Aggregate Class A-4 Note Distribution                      5.20833324                                          194,270.83

5.   (a)  Class A-5 Note Interest Distribution                                                   156,755.00
     (b)  Class A-5 Note Principal Distribution                                                        0.00
          Aggregate Class A-5 Note Distribution                      5.35000000                                          156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                   128,375.00
     (b)  Class A-6 Note Principal Distribution                                                        0.00
          Aggregate Class A-6 Note Distribution                      5.41666667                                          128,375.00

7.   (a)  Class B Note Interest Distribution                                                      59,285.00
     (b)  Class B Note Principal Distribution                                                          0.00
          Aggregate Class B Note Distribution                        5.56666667                                           59,285.00

8.   (a)  Class C Note Interest Distribution                                                      98,822.83
     (b)  Class C Note Principal Distribution                                                          0.00
          Aggregate Class C Note Distribution                        5.70833312                                           98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                                          66,711.05
      (b)  Reimbursement of prior Monthly Advances                                               159,311.37
              Total Servicer Payment                                                                                     226,022.42

10.  Deposits to the Reserve Account                                                                                     236,697.30

Total Distribution Amount from Collection Account                                                                     $7,723,516.15
                                                                                                                     ==============

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA) from Excess
          Collections                                                                            119,768.83


     (b)  Amounts to the Sellers (Chase Manhattan Bank)
          from Excess Collections                                                                116,928.47
     (c)  Distribution from the Reserve Account to the
          Sellers(Chase USA)                                                                     161,061.05
     (d)  Distribution from the Reserve Account to the
          Sellers (Chase Manhattan Bank)                                                         157,241.43
               Total Amounts to Sellers(Chase USA &
                 Chase Manhattan Bank)                                                                                   554,999.78
                                                                                                                       =============

                 INTEREST
-------------------------------------------
1.   Current Interest Requirement
     (a) Class A-1 Notes    @           5.845%                                                         0.00
     (b) Class A-2 Notes    @           6.028%                                                         0.00
     (c) Class A-3 Notes    @           6.140%                                                   214,104.30
     (d) Class A-4 Notes    @           6.250%                                                   194,270.83
     (e) Class A-5 Notes    @           6.420%                                                   156,755.00
     (f) Class A-6 Notes    @           6.500%                                                   128,375.00
             Aggregate Interest on Class A Notes                                                                         693,505.13

     (g) Class B Notes @                6.680%                                                                            59,285.00

     (h) Class C Notes @                6.850%                                                                            98,822.83


2.   Remaining Interest Shortfall

     (a) Class A-1 Notes                                                                               0.00
     (b) Class A-2 Notes                                                                               0.00
     (c) Class A-3 Notes                                                                               0.00
     (d) Class A-4 Notes                                                                               0.00
     (e) Class A-5 Notes                                                                               0.00
     (f) Class A-6 Notes                                                                               0.00

     (g) Class B Notes                                                                                 0.00

     (h) Class C Notes                                                                                 0.00

3.   Total Distribution of Interest                               Cost per $1000
                                                               ----------------------
     (a) Class A-1 Notes                                            0.00000000                         0.00
     (b) Class A-2 Notes                                            0.00000000                         0.00
     (c) Class A-3 Notes                                            4.23131028                   214,104.30
     (d) Class A-4 Notes                                            5.20833324                   194,270.83
     (e) Class A-5 Notes                                            5.35000000                   156,755.00
     (f) Class A-6 Notes                                            5.41666667                   128,375.00
             Total Aggregate Interest on Class A Notes                                                                   693,505.13

     (g) Class B Notes                                              5.56666667                                            59,285.00

     (h) Class C Notes                                              5.70833312                                            98,822.83


             PRINCIPAL
-------------------------------------------
                                                                  No. of Contracts
                                                               ----------------------
1.   Amount of Stated Principal Collected                                                      2,080,322.96
2.   Amount of Principal Prepayment Collected                            184                   4,067,449.78
3.   Amount of Liquidated Contract                                        10                     261,410.73
4.   Amount of Repurchased Contract                                        0                           0.00

       Total Formula Principal Distribution Amount                                                                     6,409,183.47

5.   Principal Balance before giving effect to Principal
     Distribution                                                                              Pool Factor
                                                                                               -----------
     (a) Class A-1 Notes                                                                          0.0000000                    0.00
     (b) Class A-2 Notes                                                                          0.0000000                    0.00
     (c) Class A-3 Notes                                                                          0.8269662           41,844,489.42
     (d) Class A-4 Notes                                                                          1.0000000           37,300,000.00
     (e) Class A-5 Notes                                                                          1.0000000           29,300,000.00
     (f) Class A-6 Notes                                                                          1.0000000           23,700,000.00

     (g) Class B Notes                                                                            1.0000000           10,650,000.00

     (h) Class C Notes                                                                            1.0000000           17,312,029.25


6.   Remaining Principal Shortfall
     (a) Class A-1 Notes                                                                                                       0.00



     (b) Class A-2 Notes                                                                                                       0.00
     (c) Class A-3 Notes                                                                                                       0.00
     (d) Class A-4 Notes                                                                                                       0.00
     (e) Class A-5 Notes                                                                                                       0.00
     (f) Class A-6 Notes                                                                                                       0.00

     (g) Class B Notes                                                                                                         0.00

     (h) Class C Notes                                                                                                         0.00

7.   Principal Distribution                                       Cost per $1000
                                                               ----------------------
     (a) Class A-1 Notes                                             0.00000000                                                0.00
     (b) Class A-2 Notes                                             0.00000000                                                0.00
     (c) Class A-3 Notes                                           126.66370494                                        6,409,183.47
     (d) Class A-4 Notes                                             0.00000000                                                0.00
     (e) Class A-5 Notes                                             0.00000000                                                0.00
     (f) Class A-6 Notes                                             0.00000000                                                0.00

     (g) Class B Notes                                               0.00000000                                                0.00

     (h) Class C Notes                                               0.00000000                                                0.00


8.   Principal Balance after giving effect to
     Principal Distribution                                                                  Pool Factor
                                                                                             -----------
     (a) Class A-1 Notes                                                                       0.0000000                       0.00
     (b) Class A-2 Notes                                                                       0.0000000                       0.00
     (c) Class A-3 Notes                                                                       0.7003025              35,435,305.95
     (d) Class A-4 Notes                                                                       1.0000000              37,300,000.00
     (e) Class A-5 Notes                                                                       1.0000000              29,300,000.00
     (f) Class A-6 Notes                                                                       1.0000000              23,700,000.00

     (g) Class B Notes                                                                         1.0000000              10,650,000.00

     (h) Class C Notes                                                                         1.0000000              17,312,029.25



             POOL DATA
-------------------------------------------
                                                                                               Aggregate
                                                                   No. of Contracts        Principal Balance
                                                                   ----------------        -----------------
1.   Pool Stated Principal Balance as of 3/31/99                         5,744               153,697,335.20

2.   Delinquency Information                                                                                           % Delinquent
                                                                                                                       ------------
     (a) 31-59 Days                                                          81                1,051,334.57               0.684%
     (b) 60-89 Days                                                          24                  391,432.77               0.255%
     (c) 90-119 Days                                                         16                  212,498.35               0.138%
     (d) 120 Days +                                                           0                        0.00               0.000%

3.   Contracts Repossessed during the Due Period                              1                  131,462.72

4.   Current Repossession Inventory                                           3                  150,102.35

5.   Aggregate Net Losses for the preceding Collection
     Period
     (a)  Aggregate Principal Balance of Liquidated
          Receivables                                                        10                  261,410.73
     (b)  Net Liquidation Proceeds on any Liquidated
          Receivables                                                                            182,303.00
                                                                                              -------------
     Total Aggregate Net Losses for the preceding
      Collection Period                                                                                                   79,107.73

6.   Aggregate Losses on all Liquidated Receivables
     (Year-To-Date)                                                                                                      892,339.33

7.   Aggregate Net Losses on all Liquidated Receivables
     (Life-To-Date)                                                         253                                        3,717,863.91

8.   Weighted Average Contract Rate of all Outstanding
     Contracts                                                                                                                9.386%

9.   Weighted Average Remaining Term to Maturity of all
     Outstanding Contracts                                                                                                  127.477



             TRIGGER ANALYSIS
-------------------------------------------
1.  (a)  Average 60+ Delinquency Percentage              0.911%
    (b)  Delinquency Percentage Trigger in effect?                          NO

2.  (a)  Average Net Loss Ratio                          0.142%


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


     (b)  Delinquency Percentage Trigger in effect?                         NO

2.   (a)  Average Net Loss Ratio                         0.142%
     (b)  Net Loss Ratio Trigger in effect?                                 NO
     (c)  Net Loss Ratio (using ending Pool Balance)     0.183%

3.   (a)  Servicer Replacement Percentage                0.039%
     (b)  Servicer Replacement Trigger in effect?                           NO



              MISCELLANEOUS
-------------------------------------------
1.   Monthly Servicing Fees                                                                                               66,711.05

2.   Servicer Advances                                                                                                   111,304.71

3.   (a)  Opening Balance of the Reserve Account                                                                       7,204,793.34
     (b)  Deposits to the Reserve Account                                                        236,697.30
     (c)  Investment Earnings in the Reserve Account                                              29,889.22
     (d)  Distribution from the Reserve Account                                                 (554,999.78)
     (e)  Ending Balance of the Reserve Account                                                                        6,916,380.08

4.   Specified Reserve Account Balance                                                                                 6,916,380.08

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                       239,684.83
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                           15,555.30
     (c)  Investment Earnings in the Pay-Ahead Account                                                  0.00
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                          (35,949.51)
     (e)  Ending Balance in the Pay-Ahead Account                                                                        219,290.62






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